SHEARMAN & STERLING LLP


            801 PENNSYLVANIA AVENUE, NW | WASHINGTON, DC | 20004-2634 WWW.SHEARMAN.COM | T +1.202.508.8000 | F +1.202.508.8100



March 17, 2006

North American Insurance Leaders, Inc.
885 Third Avenue, 31st Floor
New York, NY  10022


Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to you, North American Insurance Leaders, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (File No. 333-127871) with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the offering and sale of the following:

(i) 12,500,000 units (the "Units") issuable to the public, each Unit consisting of (a) one share of common stock, par value $0.0001 per share (each, a "Share"), of the Company and (b) one warrant to purchase one Share at an exercise price of $6.00 per share (the "Public Warrants");

(ii) an option (the "Purchase Option") to purchase up to a total of 750,000 units (the "Purchase Option Units") issuable to the underwriter, each Purchase Option Unit consisting of (a) one Share and (b) one warrant to purchase one Share at an exercise price of $7.50 (the "Purchase Option Warrants");

(iii)    the Purchase Option Units issuable upon exercise of the Purchase
         Option; and

(iv) all Shares issuable upon exercise of the Warrants included in the Units and the Purchase Option Units.

This opinion is furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

ABU  DHABI  |  BEIJING  |  BRUSSELS  |   DUSSELDORF   |  FRANKFURT  |  HONG  KONG  |  LONDON  |  MANNHEIM  |  MENLO PARK
MUNICH  |  NEW  YORK  |  PARIS  |  ROME  |  SAN   FRANCISCO   |  SAO  PAULO  |   SINGAPORE  |  TOKYO  |  TORONTO  |  WASHINGTON, DC

SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

North American Insurance Leaders, Inc.
March 17, 2006



In that connection, we have reviewed originals or copies of the following:

(a) The registration statement on Form S-1 (File No. 333-127871) filed by the Company under the Securities Act with the Commission on August 26, 2005, and amendment numbers 1, 2, 3, 4, 5, 6 and 7 thereto filed by the Company with the Commission on October 11, 2005, November 25, 2005, December 22, 2005, January 4, 2006, February 28, 2006, March 14, 2006
         and March 17, 2006 respectively, and copies of the related prospectus (the registration statement as amended at the time it became effective, including the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, being hereinafter referred to as the "Registration Statement");

(b) The form of Purchase Option between the Company and the underwriter, filed as Exhibit 4.5 of the Registration Statement;

(c) The form of Share Purchase & Sale, D&O Rights and Company Call Right Agreement ("Share Purchase Agreement"), among the Company and its directors and officers and certain other persons listed on Schedule A hereto, filed as Exhibit 10.10 of the Registration Statement;

(d) The Warrant Agreement between the Company and Mellon Investor Services LLC, as warrant agent (the "Warrant Agent"), filed as Exhibit 4.4 of the Registration Statement;

(e)      A specimen certificate representing the Units;

(f)      A specimen certificate representing the Shares;

(g)      A specimen certificate representing the Warrants; and

(h) Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

The documents described in the foregoing clauses (a) through (h) are collectively referred to herein as the "Opinion Documents."

In our review of the Opinion Documents and other documents, we have assumed:

         (A)       The genuineness of all signatures;

         (B) The authenticity of the originals of the documents submitted to us;

         (C) The conformity to authentic originals of any documents submitted to us as copies;

North American Insurance Leaders, Inc.
March 14, 2006



         (D) As to matters of fact, the truthfulness of the representations made in the Opinion Documents and the other documents and in certificates of public officials and officers of the Company; and

         (E) That each of the Opinion Documents and the other documents, as applicable, is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

         (F)       That:

                   (i) The execution, delivery and performance by the Company of the Opinion Documents do not:

                             (a)       except with respect to Generally
                                       Applicable Law, violate any law, rule or regulation applicable to it; or

                             (b) result in any conflict with or breach any agreement or document binding on it of which the addressee hereof has knowledge, has received notice or has reason to know.

                   (ii) Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualification set forth below, we are of the opinion that:

1. The Shares included in the Units and the Purchase Option Units, when issued and sold in accordance with and in the manner described in the Registration Statement and related prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

2. The Warrants included in the Units and the Purchase Option Units, when issued and sold in accordance with and in the manner described in the Registration Statement and related prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

North American Insurance Leaders, Inc.
March 17, 2006



3. The Purchase Option, when issued and sold in accordance with and in the manner described in the Registration Statement and related prospectus, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4. The Shares, when issued and paid for upon exercise of the Warrants as contemplated by the Purchase Option, the Share Purchase Agreement, the Warrant Agreement, the Registration Statement and related prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the following qualifications:

         a. Our opinions in paragraphs 2 and 3 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers).

         b. Our opinions in paragraphs 2 and 3 are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

         c. The enforcement of any rights to indemnity and contribution in our opinion in paragraph 3 above may be limited by federal and state securities laws and principles of public policy.

         d.        Our opinions are limited to Generally Applicable Law.

"Generally Applicable Law" means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents and the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term "Generally Applicable Law" does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Opinion Documents or any of the Company's affiliates due to the specific assets or business of such party or such affiliate.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving this

North American Insurance Leaders, Inc.
March 17, 2006



consent, we do not thereby concede that we come within the category of persons whose consent is required by the Securities Act or the general rules and regulations promulgated thereunder.

                                            Very truly yours,

                                            /s/ Shearman & Sterling LLP



TJF/JLG/MDL
AA

                                   SCHEDULE A

               List of Directors and Officers and Their Affiliates
                                and/or Designees
               ---------------------------------------------------
                                 Scott A. Levine
                               William R. de Jonge
                                 Paula S. Butler
                           Francis E. Lauricella, Jr.
                              Laurence N. Strenger
                             E. Miles Prentice, III
                               Mark Smith Butler